Exhibit 10.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), dated as of February 18, 2005, by and among Fast Eddie Racing Stables, Inc., a Florida corporation ("FERS"), Glenn A. Little, an individual ("PRINCIPAL"), Duncan Capital Financial Group, Inc., a Delaware corporation ("COMPANY"), and FERS Acquisition Corp., a Delaware corporation ("Mergerco").

                                 R E C I T A L S

     A. Company has issued an aggregate of (i) 12,040,000 shares ("COMPANY COMMON SHARES") of its common stock, par value $.001 per share ("COMPANY COMMON STOCK"), and (ii) 3,820,000 shares ("COMPANY PREFERRED SHARES") of its Series A Cumulative Convertible Preferred Stock, par value $.001 per share ("COMPANY PREFERRED STOCK").

     B. FERS is authorized to issue 100,000,000 shares of common stock, par value $.01 per share (the "FERS COMMON STOCK"), of which 834,000 shares (the "FERS COMMON SHARES") shall be issued and outstanding immediately prior to the Closing (as defined below).

     C. Mergerco is a wholly owned subsidiary of FERS and is authorized to issue 100 shares of common stock, par value $0.001 per share (the "MERGERCO SHARES"), all of which Mergerco Shares are issued and outstanding and owned by FERS.

     D. The respective Boards of Directors of FERS, Mergerco and Company deem it advisable and generally to the advantage and welfare of FERS, Mergerco and Company, and their respective shareholders, that Mergerco be merged with and into Company under the terms and conditions hereinafter set forth (the "MERGER"), the Merger to be effected pursuant to the Delaware General Corporation Law and the Merger to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                           MERGER AND RELATED MATTERS

     1.1. MERGER. Mergerco and Company (the "CONSTITUENT CORPORATIONS") shall each, as soon as practicable but prior to Closing (as defined below) (i) cause a special meeting of its shareholders to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) obtain the written consent of such shareholders, as applicable, as is necessary to approve the Merger. If the Merger is approved in accordance with applicable law, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "CLOSING") and a Certificate of Merger ("CERTIFICATE OF MERGER") and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger, shall be executed and filed with the Secretary of State of the State of Delaware (and, if
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required, the Secretary of State of the State of Florida) as promptly as possible thereafter. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the Constituent Corporations are as set forth below in this Article I. Unless this Agreement shall have been terminated pursuant to
Article VIII hereof, the Closing shall take place at the offices of Cohen Tauber Spievack & Wagner LLP, 420 Lexington Avenue, Suite 2400, New York, New York 10170, at a time and date to be specified by the parties.

     1.2. TREATMENT OF SHARES. At the effective date of the Merger ("EFFECTIVE DATE"), (a) the Company Common Shares shall be exchanged, by virtue of the Merger, for an aggregate of Twelve Million Forty Thousand (12,040,000) fully paid and nonassessable shares of FERS Common Stock ("CONVERSION SHARES"), on the basis of one (1) share of FERS Common Stock for each Company Common Share (the "CONVERSION RATIO"), without any action on the part of the holders thereof, and
(b) each Mergerco Share shall be converted into 50,000 shares of Company Common Stock, without any action on the part of the holder thereof. Upon exchange, any fractional Conversion Shares resulting from conversion shall be rounded up to the next highest whole number. The Company Preferred Shares shall remain outstanding and unchanged, subject to Section 1.8 below.

     1.3. CHANGES IN CAPITAL STRUCTURE. If, between the date hereof and the Effective Date, either FERS or Company (i) recapitalizes either through a split-up of its outstanding shares into a greater number of shares or through a combination of its outstanding shares into a lesser number of shares (excluding the 1:20 reverse split of the shares of FERS Common Stock to be effective on or about February 24, 2005), (ii) reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or (iii) declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Conversion Ratio will be adjusted appropriately.

     1.4. TREATMENT OF COMPANY WARRANTS. Up to 3,056,200 Company Common Shares issuable upon exercise of warrants to purchase Company Common Shares shall be replaced at Closing by warrants to purchase FERS Common Stock on the same basis of conversion as set forth in Section 1.3 above.

     1.5. RESTRICTED NATURE OF CONVERSION SHARES. The Conversion Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the holders thereof without registration under the Securities Act of 1933, as amended ("SECURITIES ACT") or an available exemption from registration under the Securities Act. The certificates representing the Conversion Shares will contain the appropriate restrictive legends.

     1.6. EXISTENCE OF MERGERCO. The separate existence and corporate organization of Mergerco, except insofar as it may be continued by statute, shall cease on Effective Date and Company shall become a subsidiary of FERS.

     1.7. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION IN MERGER. The surviving entity in the Merger shall be Company. Company's name, identities, certificate of incorporation, bylaws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the

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Merger, except as described in the Certificate of Merger. Accordingly, (i) the
Certificate of Incorporation and by-laws of Company immediately prior to the Effective Date shall be the Certificate of Incorporation and by-laws, respectively, of Company, as the surviving entity, in effect immediately as of the Effective Date, and (ii) the directors and officers of Company prior to the Effective Date shall be the directors and officers of Company, as the surviving entity, on and after the Effective Date, in each case until their respective successors are duly elected and qualified. On and after the Effective Date, Company, as the surviving corporation of the Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of Mergerco; all debts due to Mergerco on whatever account shall be vested in Company; all claims, demands, property, rights, privileges, powers, franchises and every other interest of Mergerco shall be as effectively the property of Company as they were of Mergerco; and all debts, liabilities and duties of Mergerco shall thenceforth attach to Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.8. TREATMENT OF COMPANY PREFERRED STOCK. FERS does not currently have an authorized class of preferred stock outstanding. The parties shall take such actions as shall be necessary to cause FERS to file, as promptly as practicable, an amendment to FERS's certificate of incorporation that shall provide for a class of preferred stock with the same powers, designations, preferences, rights, qualifications, limitations and restrictions as are currently in effect with respect to the Company Preferred Stock, subject, however, to the approval, if required, of holders of the required number of shares of the outstanding voting securities of FERS entitled to vote in accordance with the Florida Business Corporation Act.

     1.9. TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties will cooperate to take all such lawful and necessary action.

                                  ARTICLE II.

          REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING MERGERCO

     FERS, Principal and Mergerco each jointly and severally represents and warrants to, and covenants with, Company as follows with respect to Mergerco:

     2.1 ORGANIZATION; CAPITALIZATION. Mergerco is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Mergerco Shares. On the Effective Date there will be issued and outstanding all of the Mergerco Shares, which shall be fully paid and nonassessable and all of which shall be owned of record and beneficially solely by FERS. There are no, and on the Effective Date there will be no, issued or outstanding options or warrants to purchase Mergerco Shares or any issued or outstanding securities of any nature convertible into Mergerco Shares, or any agreements or understandings to issue any Mergerco Shares, options or warrants.

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     2.2 AUTHORITY. Mergerco has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Mergerco.

     2.3 NO BUSINESS ACTIVITY. Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

     2.4 ISSUANCE OF SECURITIES. Since its inception, Mergerco has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any Mergerco Shares or any options, rights, warrants, or other securities convertible into Mergerco Shares, except for the issuance of the Mergerco Shares to FERS.

     2.5 CONSENTS AND APPROVALS. Except for the consent and approval of the Board of Directors and shareholder of Mergerco, and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Mergerco of this Agreement and
(ii) the consummation by Mergerco of the Merger and the other transactions contemplated hereby.

     2.6 NO CONFLICTS. The execution and delivery by Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Mergerco will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Mergerco is now a party or by which it or any of its assets or properties are bound or its Certificate of Incorporation or bylaws, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Mergerco or any of its businesses or properties.

     2.7 SUBSIDIARIES. Mergerco has, and on the Effective Date will have, no subsidiaries, nor does it own any direct or indirect interest in any other business entity.

     2.8 FINANCIAL CONDITION. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Mergerco Shares to FERS, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Mergerco has had, and on the Effective Date will have had, no business and no financial or other transactions of any nature whatsoever.

     2.9 LIABILITIES. Mergerco has, and on the Effective Date will have, no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger and the consummation of the transactions contemplated by this Agreement.

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     2.10 ASSETS. Mergerco has, and on the Effective Date will have, no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

     2.11 CONTRACTS. Mergerco has, and on the Effective Date will have, no contracts or commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

     2.12 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Mergerco. Mergerco is not a party to any order, judgment or decree that will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Mergerco.

     2.13 EMPLOYEE MATTERS; RELATED PARTY TRANSACTIONS. Since the inception of Mergerco there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Mergerco; (ii) no loans made to or any transactions with any officer or director of Mergerco; (iii) no dividends or other distributions declared or paid by Mergerco; and (iv) no purchase by Mergerco of any Mergerco Shares.

     2.14 INTELLECTUAL PROPERTY. Mergerco has no patents, patent applications, trademarks, trademark registrations, tradenames, copyrights, copyright registrations or applications therefor or any other intellectual property.

     2.15 COMPLIANCE WITH LAWS. Since its inception, Mergerco has, and on the Effective Date will have, in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

     2.16 BENEFIT PLANS. Mergerco has no pension plan, profit sharing or similar employee benefit plan.

     2.17 CHARTER DOCUMENTS. The Certificate of Incorporation and by-laws of Mergerco have not been altered since its incorporation, except as filed in the record books of Mergerco.

     2.18 CORPORATE MINUTE BOOKS. The corporate minute books of Mergerco are complete and the minutes and consents contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Mergerco that required director or stockholder approval are reflected on the corporate minute books of Mergerco. Mergerco is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

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                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants to, and covenants with, FERS, as follows:

     3.1. ORGANIZATION AND QUALIFICATION.

         (a) Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the certificate of incorporation and by-laws (collectively, "CHARTER DOCUMENTS") of Company, as amended and currently in effect, have been heretofore delivered to FERS. Company is not in violation of any of the provisions of the Company's Charter Documents.

         (b) Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

     3.2. SUBSIDIARIES. Set forth on SCHEDULE 3.2 hereto is a true and complete list of all Subsidiaries stating, with respect to each Subsidiary, its jurisdiction of incorporation or organization, date of incorporation or organization, capitalization and equity ownership. Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted, and no Subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements, and are owned beneficially and of record by Company as specified on SCHEDULE 3.2, free and clear of any liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("LIENS"). "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)). Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have heretofore been delivered to FERS. No Subsidiary is in violation of any of the provisions of its Charter Documents.

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     For purposes of this Agreement, (i) the term "SUBSIDIARY" shall mean any
Person in which the Company or any Subsidiary directly or indirectly, owns beneficially securities or interests representing more than 50% of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term "PERSON" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a limited liability company, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

     3.3. CAPITALIZATION. The authorized capital stock of Company consists of
(1) 50,000,000 shares of Company Common Stock and (2) 10,000,000 shares of Company Preferred Stock. At the close of business on the business day prior to the date hereof, (i) 12,040,000 shares of Company Common Stock and 3,820,000 shares of Company Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) up to approximately 315,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties, and (iii) 3,056,200 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock.

     3.4. AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the performance by Company of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Company, subject to the approval of such actions by Company's shareholders. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by FERS, Principal and Mergerco, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company's Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the transactions contemplated hereby by the stockholders of Company, conflict with or violate any Legal Requirements to which the Company is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any material contracts to which the Company is a party (collectively, "COMPANY

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CONTRACTS"), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect (as defined in Section 9.3(b) hereof) on Company and its Subsidiaries, taken as a whole.

         (b) The execution and delivery of this Agreement by Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange, state securities laws ("BLUE SKY LAWS"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     3.6. COMPLIANCE. Company and each Subsidiary has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its respective business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect on Company or its Subsidiaries. Neither Company nor any Subsidiary is in default or violation of any term, condition or provision of any applicable Charter Documents or Company Contracts, except with respect to such defaults or violations under Company Contracts which would not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

     3.7. FINANCIAL STATEMENTS. Company has provided to FERS a correct and complete copy of the audited financial statements of its Subsidiaries, on a combined basis as of, and for the periods ended, December 31, 2002 and 2003 ("AUDITED COMPANY FINANCIAL STATEMENTS"), which financial statements were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) ("GAAP"). The Audited Company Financial Statements fairly present in all material respects the financial position of the Subsidiaries at the respective dates thereof and the results of their respective operations and cash flows for the periods indicated. The Audited Company Financial Statements for the 2002 and 2003 fiscal years of Company have been audited by Rothstein Kass & Co. ("ACCOUNTANT"). Company commenced operations in the fourth quarter of 2004 and has not yet published financial statements on a Company stand-alone basis as of the date hereof.

     3.8. NO UNDISCLOSED LIABILITIES. Except as set forth in the Audited Company Financial Statements or on SCHEDULE 3.8 hereto and except for liabilities incurred in connection with the financing of the acquisitions of the Subsidiaries by the Company, Company and each Subsidiary have no liabilities (absolute, accrued, contingent or otherwise) outside of the ordinary course of

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business of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company or any such Subsidiary.

     3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2004, there has not been: (i) any Material Adverse Effect on Company or any Subsidiary, (ii) any split, combination or reclassification of any of Company's capital stock, or
(iii) any material change by Company or any Subsidiary in its accounting methods, principles or practices.

     3.10. LITIGATION. Except as disclosed in the Audited Company Financial Statements, there are no claims, suits, actions or proceedings pending threatened in writing against Company or any Subsidiary, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole or have a Material Adverse Effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

     3.11. EMPLOYEE BENEFIT PLANS. All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company or any Subsidiary (collectively, the "PLANS") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Company and it Subsidiaries.

     3.12. LABOR MATTERS. Company and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or a Subsidiary.

     3.13. RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or any Subsidiary or to which Company or a Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any such Subsidiary, any acquisition of property by Company or any such Subsidiary or the conduct of business by Company or any such Subsidiary as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Company or a Subsidiary.

     3.14. TITLE TO PROPERTY.

         (a) No real property is owned by Company or any Subsidiary.

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         (b) All leases of real property held by Company and each Subsidiary and all personal property and other property and assets of Company and each Subsidiary (other than Real Property) owned, used or held for use in connection with the business of Company and Subsidiaries (the "PERSONAL PROPERTY") are shown or reflected on the Audited Company Financial Statements. Company and each Subsidiary own and have good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the Audited Company Financial Statements or in SCHEDULE 3.14 hereto.

         (c) All leases pursuant to which Company or a Subsidiary leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or a Subsidiary or, to Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Company or its Subsidiaries, taken as a whole.

     3.15. TAXES.

         (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state and local taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

         (b) TAX RETURNS AND AUDITS.

          (i) Company and each Subsidiary have timely filed all federal, state and local returns, estimates, information statements and reports relating to Taxes ("RETURNS") required to be filed by Company or any Subsidiary with any Tax authority prior to the date hereof, except such Returns which are not material to Company or such Subsidiary. All such Returns are true, correct and complete in all material respects. Company and each Subsidiary have paid all Taxes shown to be due on such Returns.

          (ii) All Taxes that Company or any Subsidiary is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

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          (iii) Company and each Subsidiary have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any Subsidiary, nor has Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of Company or any Subsidiary by any Tax authority is presently in progress, nor has Company or any Subsidiary been notified of any request for such an audit or other examination.

          (v) No adjustment relating to any Returns filed by Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

          (vi) Company and its Subsidiaries have no liability for any material unpaid Taxes which have not been accrued for or reserved on Company's or Subsidiary's balance sheets included in the Audited Company Financial Statements, whether asserted or unasserted, contingent or otherwise, which is material to Company or a Subsidiary, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Company or its Subsidiaries in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company or its Subsidiaries.

     3.16. ENVIRONMENTAL MATTERS.

         (a) To Company's knowledge: (i) Company and each Subsidiary has complied with all applicable Environmental Laws; (ii) neither Company nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that Company or a Subsidiary may be in violation of or liable under any Environmental Law; and (iii) neither Company nor any Subsidiary is subject to any order, decree, injunction or other arrangement with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

         (b) As used in this Agreement, the term "ENVIRONMENTAL LAW" means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         (c) As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity having jurisdiction over the properties or operations of the Company or its Subsidiaries pursuant to any Environmental Law.

     3.17. BROKERS; THIRD PARTY EXPENSES. Company and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions, financial advisory fees or any similar charges in connection with this Agreement or any transactions contemplated hereby, except for a certain agreement by and between John Rice ("RICE") and the Company, pursuant to which Rice shall be entitled to receive approximately 149,700 shares of FERS Common Stock (the "RICE SHARES") at Closing as previously disclosed to FERS.

     3.18. BOARD APPROVAL. The board of directors of Company (including any required committee) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved, subject to the approval of its stockholders, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of its stockholders and is on terms that are fair to such stockholders, and (iii) recommended that its stockholders approve and adopt this Agreement and approve the Merger.

     3.19. INVESTMENT COMPANY ACT. Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is Company otherwise subject to regulation thereunder.

                                  ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF FERS AND PRINCIPAL

     FERS and Principal represent and warrant to, and covenant with, Company as follows:

     4.1 ORGANIZATION AND QUALIFICATION.

         (a) FERS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. FERS does not presently conduct, and as of the Closing shall not be conducting, any active business operations. Complete and correct copies of the Charter Documents of FERS, as amended and currently in effect, have heretofore been delivered to Company. FERS is not in violation of any of the provisions of FERS's Charter Documents.

         (b) FERS is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FERS.

         (c) The minute books of FERS dated on and after August 1, 2004 contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof) and stockholders ("CORPORATE RECORDS"). Copies of such Corporate Records of FERS have been heretofore delivered to Company.

         (d) The stock ownership records of FERS contain true, complete and accurate records of the ownership of the FERS Common Stock at the close of business on the business day prior to the date hereof ("STOCK RECORDS"). Copies of such Stock Records of FERS been heretofore delivered to Company.

     4.2 SUBSIDIARIES. Except for its ownership of Mergerco, FERS has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and FERS has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

     4.3 CAPITALIZATION.

         (a) The authorized capital stock of FERS consists of 100,000,000 shares of common stock, par value $0.01 per share. At the close of business on the business day prior to the Effective Date, 834,000 shares of FERS Common Stock shall be issued and outstanding, all of which shall have been validly issued, fully paid and nonassessable. All outstanding shares of FERS Common Stock have been and shall be issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable Legal Requirements, and (ii) all requirements set forth in applicable FERS Contracts (as hereinafter defined).

         (b) There are no equity securities or similar ownership interests of any class of any equity security of FERS, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which FERS is a party or by which it is bound obligating FERS to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of FERS or obligating FERS to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

         (c) There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which FERS is a party or by which it is bound with respect to any equity security of any class of FERS.

     4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. FERS has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which FERS has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out FERS's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by FERS of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of FERS (including the approval by its Board of Directors), and no other corporate proceedings on the part of FERS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FERS and, assuming the due authorization, execution and delivery thereof by Company and Mergerco, constitutes the legal and binding obligation of FERS, enforceable against FERS in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

     4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by FERS do not, and the performance of this Agreement by FERS shall not: (i) conflict with or violate FERS's Charter Documents, (ii) conflict with or violate any Legal Requirements to which the FERS is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair FERS's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of FERS pursuant to, any FERS Contracts (as defined in Section 4.18(a)).

         (b) The execution and delivery of this Agreement by FERS does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which FERS is qualified to do business, or (ii) consents, approvals, authorizations, permits, filings and notices to be obtained or made prior to Closing.

     4.6 COMPLIANCE. FERS has complied with, is not in violation of, any Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on FERS. The businesses and activities of FERS have not been and are not being conducted in violation of any Legal Requirements. FERS is not in default or violation of any term, condition or provision of its Charter Documents or FERS Contracts.

     4.7 SEC FILINGS; FINANCIAL STATEMENTS.

         (a) FERS has made available to Company a correct and complete copy of each report, registration statement and definitive proxy statement filed by FERS with the United States Securities and Exchange Commission ("SEC") for the five
(5) years prior to the date of this Agreement (the "FERS SEC REPORTS"). FERS is, and as of the date immediately prior to the Effective Date, shall be current in all filings required by the SEC. Except as set forth in Section 4.7(b) below with respect to the Delinquent SEC Reports (as defined in Section 4.7(b), the FERS SEC Reports and all filings required to be made by or on behalf of FERS with the SEC through the Effective Date (other than any filings required to be made with the SEC with respect to or in connection with the transactions contemplated hereby): (i) were, and shall be, prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FERS SEC Reports, and (ii) did not, or will not, at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The FERS SEC Reports listed on SCHEDULE 4.7 hereto (the "DELINQUENT SEC REPORTS") were not filed on their respective due dates. FERS has not received any communication, written or otherwise, from the SEC or any other regulatory authority, or from any present or former stockholder of FERS, with respect to any Delinquent SEC Report. FERS has since filed each such Delinquent SEC Report. To the knowledge of Principal and FERS, based on information provided to Principal and FERS by former management of FERS, (i) each Delinquent SEC Report complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Delinquent SEC Report, and
(ii) the Delinquent SEC reports did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Each set of financial statements (including, in each case, any related notes thereto) contained in FERS SEC Reports and all filings required to be made with the SEC from the date hereof through the Effective Date (other than any filings required to be made with the SEC with respect to or in connection with the transactions contemplated hereby) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of FERS at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on FERS taken as a whole.

     4.8 NO INDEBTEDNESS OR LIABILITIES; FERS ASSETS. FERS has no indebtedness for borrowed money. Except as set forth in SCHEDULE 4.8 hereto, FERS has no, and as of the Effective Date shall have no, liabilities of any nature whatsoever, whether absolute, accrued, contingent or otherwise, except for the obligation of FERS to Principal in the amount of $200,000 with respect to certain consulting and advisory services provided by Principal to FERS prior to the Closing (the "PRINCIPAL PAYMENT OBLIGATION"). Immediately prior to the Closing, FERS will have no assets, except for cash reserves earmarked for the payment of accounts payable and accrued expenses of FERS with respect to the period prior to Closing as set forth on SCHEDULE 4.8 attached hereto, all of which shall have been paid no later than the Effective Date.

     4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in any FERS SEC Reports, or in any filings made with the SEC from the date hereof through the Effective Date, since December 31, 2004, there has not been: (i) any event which has had or could reasonably be expected to have a Material Adverse Effect on FERS, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of FERS's capital stock, or any purchase, redemption or other acquisition of any of FERS's capital stock or any other securities of FERS or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of FERS's capital stock, (iv) any material change by FERS in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) any change in the auditors of FERS, or (vi) any issuance of capital stock of FERS.

     4.10 LITIGATION. There are no claims, suits, actions or proceedings pending or, to FERS's knowledge, threatened against FERS, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

     4.11 EMPLOYEE BENEFIT PLANS. FERS does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of FERS.

     4.12 LABOR MATTERS. FERS is not a party to or bound by any collective bargaining agreement or other labor union contract. FERS has no employees.

     4.13 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon FERS or to which FERS is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of FERS, any acquisition of property by FERS or the conduct of business by FERS.

     4.14 TITLE TO PROPERTY. FERS does not own or lease any Real Property or Personal Property. There are no options or other contracts under which FERS has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

     4.15 TAXES.

         (a) FERS has filed all Returns required to be filed by FERS with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. FERS has paid all Taxes shown to be due on such Returns.

         (b) All Taxes that FERS is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

         (c) FERS has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against FERS, nor has FERS executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) No audit or other examination of any Return of FERS by any Tax authority is presently in progress, nor has FERS been notified of any request for such an audit or other examination.

         (e) No adjustment relating to any Returns filed by FERS has been proposed in writing, formally or informally, by any Tax authority to FERS or any representative thereof.

         (f) FERS has no liability for any unpaid Taxes which have not been accrued for or reserved on FERS's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of FERS in the ordinary course of business.

     4.16 ENVIRONMENTAL MATTERS. To FERS's and Principal's knowledge: (i) FERS has complied with all applicable Environmental Laws; (iii) FERS has not received any notice, demand, letter, claim or request for information alleging that FERS may be in violation of or liable under any Environmental Law; and (iii) FERS is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

     4.17 BROKERS. FERS has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.18 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except for any agreements with Transfer Agent, and except for the Principal Payment Obligation, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, arbitration awards, judgments, decrees, orders, understandings and binding commitments, or other instrument or obligation (including, without limitation, outstanding offers or proposals) of any kind, whether written or oral, to which FERS is a party or by or to which any of the properties or assets of FERS may be bound, subject or affected ("FERS CONTRACTS").

     4.19 INSURANCE. FERS does not maintain any insurance policies.

     4.20 OVER-THE-COUNTER BULLETIN BOARD QUOTATION; EXCHANGE ACT REGISTRATION. FERS Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB") under the symbol "FEST.OB". There is no action or proceeding pending or, to FERS's knowledge, threatened against FERS by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of FERS Common Stock on the OTC BB. FERS has duly registered the FERS Common Stock under Section 12(b) of the Exchange Act.

     4.21 BOARD APPROVAL. The Board of Directors of FERS (including any required committee or subgroup of the Board of Directors of FERS) has, as of the date of this Agreement, unanimously declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby and has determined that the Merger is in the best interests of the stockholders of FERS and is on terms that are fair to such stockholders.

     4.22 OFFICERS AND DIRECTORS. During the past five year period, to FERS's knowledge, no current officer or director of FERS has been the subject of:

         (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

         (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

         (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

          (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          (ii) engaging in any type of business practice; or

          (iii)engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

         (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

         (e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

         (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

     4.23 INVESTMENT COMPANY ACT. FERS is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is FERS otherwise subject to regulation thereunder.

     4.24 ACCURACY OF INFORMATION. The representations, warranties and certifications of FERS in this Agreement, and the FERS SEC Reports, are true, complete and correct in all material respects as of the date hereof, and do not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements herein and therein made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V.

                             [INTENTIONALLY OMITTED]

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

     6.1 BOARD OF DIRECTORS OF FERS. At Closing, the current board of directors of FERS shall deliver duly adopted resolutions to: (a) elect Richard E. Stierwalt and Richard Berman to the FERS board of directors effective as of the Closing; and (b) accept the resignations of the current officers and directors of the FERS effective as of the Closing ("FERS RESOLUTIONS"). At Closing, the current officers and director of FERS shall deliver their resignations, as appropriate, as officers and directors of FERS to be effective upon the Closing (the "RESIGNATIONS").

     6.2 UNDERTAKING BY COMPANY ACCOUNTANT. On or before the Effective Date, the Company shall obtain, and deliver to FERS, an undertaking from the Accountant providing that: (i) the Accountant has agreed to an engagement with FERS to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of the FERS, the Company and the Company's Subsidiaries to comply with the FERS's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-QSB and 10-KSB, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), (iv) the Accountant shall provide its consent to the use of its audited financial statements and accompanying reports for the FERS, the Company and the Company's Subsidiaries, as applicable, in any regulatory filing by the FERS prior to or following the Closing, and (v) the Accountant has consented to the use of its name and the disclosure of its engagement by FERS in the Change of Accountant Form 8-K (as defined in Section 6.3) ("ACCOUNTANT UNDERTAKING"). A signed copy of the engagement letter between FERS and Accountant shall be attached to the Accountant Undertaking.

     6.3 CHANGE OF ACCOUNTANTS. Prior to the Closing, the Company shall prepare the Form 8-K announcing the change in the FERS's certifying accountants from S.W. Hatfield, CPA ("FERS'S ACCOUNTANT") to the Accountant effective as of the Closing ("CHANGE OF ACCOUNTANT FORM 8-K"), in a form reasonably acceptable to FERS and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or promptly following Closing.

     6.4 OTHER ACTIONS. FERS and Company will cooperate to enable FERS to prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement ("EXECUTION FORM 8-K"), which shall be in a form reasonably acceptable to FERS and in a format acceptable for EDGAR filing. FERS and FERS's stockholders may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D or 13G. Company shall prepare the Form 8-K announcing the Closing, together with all information that may be required to be disclosed with respect to the transactions contemplated hereby in any report or form to be filed with the SEC ("TRANSACTION FORM 8-K").. Company shall prepare the press release announcing the consummation of the Merger hereunder ("PRESS RELEASE"). At or promptly following the Closing, FERS shall file the Transaction Form 8-K with the SEC and distribute the Press Release. At least ten (10) days prior to the Closing, the Company shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("INFORMATION STATEMENT"), which shall be in a form reasonably acceptable to FERS, and FERS shall file the Information Statement with the SEC and mail the same to each of FERS's stockholders.

     Company and FERS shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the transactions contemplated hereby and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated hereby or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Company and FERS shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any of Company's Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and FERS shall act reasonably and as promptly as practicable.

     6.5 REQUIRED INFORMATION. In connection with the preparation of the Execution Form 8-K, Transaction Form 8-K, Information Statement and Press Release, and for such other reasonable purposes, Company and FERS each shall, upon request by the other, furnish the other with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other statement, filing, notice or application made by or on behalf of Company and FERS or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     6.6 CONFIDENTIALITY; ACCESS TO INFORMATION.

         (a) Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law, regulation or court order. In the event this Agreement is terminated as provided in Article VIII hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby.

         (b) ACCESS TO INFORMATION.

          (i) Company will afford FERS and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, properties, results of operations and personnel of Company and its Subsidiaries, as FERS may reasonably request. No information or knowledge obtained by FERS in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

          (ii) FERS will afford Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of FERS during the period prior to the Closing to obtain all information concerning the business, properties, results of operations and personnel of FERS, as Company may reasonably request. No information or knowledge obtained by Company in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

     6.7 NO SOLICITATION. Other than with respect to the Merger, until the earlier to occur of the Closing or the termination of this Agreement, each of Company and FERS agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, recapitalization, share exchange, consolidation or similar transaction involving it or its Subsidiaries, or (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of its assets or any of its equity securities in a single transaction or series of related transactions (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each of Company and FERS further agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Company and FERS agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Company and FERS agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this section.

     6.8 PUBLIC DISCLOSURE. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, and subject to the actions and filings contemplated by Section 6.4, prior to Closing, no party shall issue any statement or communication to the public regarding the transactions contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld.

     6.9 REASONABLE EFFORTS; NOTIFICATION.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, FERS and its board of directors and Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require FERS or Company or any Subsidiary of Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

         (b) Company shall give prompt notice to FERS and Principal upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) FERS and Principal shall give prompt notice to Company upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of FERS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     6.10 TREATMENT AS A REORGANIZATION. None of FERS, Mergerco, Principal or Company shall take any action prior to or following the Merger that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.11 ABSENCE OF LIABILITIES. Immediately prior to Closing, FERS shall have no liabilities or obligations, whether or not requiring the payment of monies, other than as set forth in Section 4.8 hereof.

     6.12 BUSINESS RECORDS. At or prior to Closing, FERS shall have delivered to Company all records and documents relating to FERS, which FERS possesses, including, without limitation, books, records, government filings, Corporate Records, Stock Records, Returns, Charter Documents, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with FERS ("BUSINESS RECORDS").

     6.13 RESTRICTIONS ON SALES BY PRINCIPAL; REGISTRATION RIGHTS. Subject to such limitations as shall be imposed by applicable securities laws, including, without limitation Rule 144 under the Securities Act, the Principal may not sell, transfer or otherwise dispose of (collectively, "TRANSFER") any shares of common stock of FERS owned by Principal on the date hereof (the PRINCIPAL SHARES") for a period of ninety (90) days after the Effective Date. In addition, following the Closing, FERS shall effect a "piggyback" registration of the Principal Shares and the Rice Shares for the account of the Principal and Rice, respectively, which registration statement shall be declared effective no later than the first anniversary of the Closing Date.

                                  ARTICLE VII.

                          CONDITIONS TO THE TRANSACTION

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

         (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

         (b) INFORMATION STATEMENT. At least ten (10) days prior to Closing, FERS shall have filed the Information Statements with the SEC, and FERS shall have mailed the Information Statement to each of the stockholders of FERS, and FERS shall have otherwise compiled with all of the provisions under Rule 14f-1 under the Exchange Act.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of FERS and Principal contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Effective Date with the same force and effect as if made on the Effective Date. Company shall have received a certificate with respect to the foregoing signed on behalf of FERS by an authorized officer of FERS and by Principal ("FERS CLOSING CERTIFICATE").

         (b) AGREEMENTS AND COVENANTS. FERS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date.

         (c) RESIGNATIONS AND RESOLUTIONS. FERS shall have delivered to Company the Resignations and Resolutions, in a form satisfactory to Company, together with evidence satisfactory to Company of the resignation of all directors and officers of FERS, effective as of the Closing. FERS shall also have delivered to Company evidence satisfactory to Company of the appointment of new directors of FERS in accordance with Section 6.1 hereof.

         (d) CONSENTS. FERS shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on FERS.

         (e) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to FERS shall have occurred since the date of this Agreement.

         (f) NO OBLIGATIONS. Immediately prior to the Closing, FERS shall have no liabilities or obligations, other than as set forth in Section 4.8 hereof.

         (g) SEC COMPLIANCE; OTC BB QUOTATION. Immediately prior to Closing, FERS shall be current in its reporting and other regulatory requirements under the Exchange Act and other applicable securities laws and FERS Common Stock shall continue to be listed under its current symbol on, and continue to be in full compliance with the requirements of, the OTC BB. FERS shall have received all approvals and permits required by any applicable governing bodies and regulatory authorities to permit the continued listing of the capital stock of FERS on the OTC BB following the Closing

         (h) BUSINESS RECORDS; RESIGNATION LETTER. FERS shall have delivered to Company the Business Records and the Resignation Letter from FERS's Accountant.

         (i) DUE DILIGENCE. Company shall be satisfied, in its sole discretion, with the results of its business, legal and financial due diligence examination of FERS and its business.

         (j) APPROVAL BY COMPANY BOARD OF DIRECTORS. The Board of Directors of Company shall have approved the closing of the transactions contemplated hereby.

         (k) APPROVAL BY COMPANY' SHAREHOLDERS. The Company's shareholders shall have approved the transactions contemplated hereby.

         (l) OPINION OF FERS'S COUNSEL. Company shall have received an opinion of counsel for FERS, dated the Effective Date, to the effect that the FERS Shares to be issued hereunder shall, when so issued, be validly issued, fully paid and non-assessable.

         (m) PRINCIPAL INDEMNITY LETTER. Principal shall have executed and delivered to FERS and Company the indemnification undertaking in the form annexed hereto as EXHIBIT 7.2.

         (n) ACCOUNTANT RESIGNATION LETTER. FERS's Accountant shall have issued its resignation letter to FERS resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K.

         (o) OTHER DELIVERIES. At Closing, FERS shall have delivered to the
Company: (i) copies of resolutions and actions taken by FERS's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Company and its counsel in order to consummate the transactions contemplated hereunder.

     7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF FERS AND MERGERCO. The obligations of FERS and Mergerco to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Date of each of the following conditions, any of which may be waived, in writing, exclusively by FERS:

         (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Closing. FERS shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company and by each Stockholder or the Agent with respect to the warranties and representations contained in Article II ("COMPANY CLOSING CERTIFICATE").

         (b) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date.

         (c) CONSENTS. Company and each of Company's Subsidiaries shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole.

         (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Company and its Subsidiaries shall have occurred since the date of this Agreement.

         (e) ACCOUNTANT UNDERTAKING. Company shall have delivered to FERS on or before the Compliance Date the Accountant Undertaking, in a form reasonably satisfactory to FERS.

         (f) OTHER DELIVERIES. At Closing, Company shall have delivered to FERS:
(i) copies of resolutions and actions taken by Company's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by FERS and its counsel in order to consummate the transactions contemplated hereunder.

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

         (a) by mutual written agreement of FERS, Mergerco, Principal and Company at any time;

         (b) by either FERS, Principal or Company if the Merger shall not have been consummated by March 15, 2005 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

         (c) by either FERS, Principal or Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

         (d) by Company upon a material breach of any covenant or agreement on the part of FERS set forth in this Agreement, or if any representation or warranty of FERS shall have become materially untrue, in either case such that the conditions set forth in this Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue;

         (e) by Company if Company's shareholders shall not have approved the transactions contemplated hereby by March 15, 2005; or

         (f) by FERS or Principal upon a material breach of any covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become materially untrue, in either case such that the conditions set forth in this Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue.

     8.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Section 8.2, Section 8.3 and Article IX (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

     8.3 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. The parties further agree that, whether or not the Merger is consummated, Company shall be responsible for any and costs and expenses incurred in connection with the preparation, filing and mailing (if required) of the Form 8-K filings hereunder, the Press Release and the Information Statement.

     8.4 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of FERS, Mergerco, Company and Principal.

     8.5 EXTENSION; WAIVER. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

     9.1 SURVIVAL. None of the representations or warranties of the parties contained in Articles III or IV hereof shall survive the Closing.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Principal, Mergerco or, prior to Closing, to FERS, to:

               211 West Wall Street
               Midland, Texas 79701-4556
               Attention: Glenn A. Little

               with a copy to:

               Steven Siskind, Esq.
               645 Fifth Avenue
               New York, New York 10022

         (b) if to Company or, after Closing, to FERS, to:

               Duncan Capital Financial Group, Inc.
               830 Third Avenue
               14th Floor
               New York, New York 10022
               with a copy to:

               Cohen Tauber Spievack & Wagner LLP
               420 Lexington Avenue,
               Suite 2400
               New York, New York 10170
               Attention: Adam Stein, Esq.

     9.3 INTERPRETATION.

         (a) When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole.

         (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     9.4 COUNTERPARTS. This Agreement may be executed by facsimile signature in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. 9.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent among FERS, Principal and Company, dated January 28, 2005, as amended (as so amended, "LETTER OF INTENT") is hereby terminated in its entirety; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

     9.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Any proceedings, claims or actions hereunder, if instituted by or on behalf of
(i) Company prior to the Closing, or (ii) FERS or Company after the Closing, shall be brought in the state or federal courts located in Midland County, Texas. Any proceedings, claims or actions hereunder, if instituted by or on behalf of (i) FERS or Principal prior to the Closing, or (ii) Principal after the Closing, shall be brought in the state or federal courts located in the County of New York, State of New York.

     9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


FAST EDDIE RACING STABLES, INC.


By: /s/ Glenn A. Little
   -----------------------------
Name: Glenn A. Little
Title: President


PRINCIPAL:

/s/ Glenn A. Little
--------------------------------
GLENN A. LITTLE


DUNCAN CAPITAL FINANCIAL GROUP, INC.


By: /s/ Richard E. Stierwalt
   -----------------------------
Name: Richard E. Stierwalt
Title: President and Chief Executive Officer



FERS ACQUISITION CORP.


By: /s/ Glenn A. Little
   -----------------------------
Name: Glenn A. Little
Title: President

                                   EXHIBIT 7.2

                   FORM OF PRINCIPAL LETTER OF INDEMNIFICATION


                                 [CLOSING DATE]

Duncan Capital Financial Group, Inc.
830 Third Avenue, 14th Floor
New York, NY 10022

Fast Eddie Racing Stables, Inc.
211 West Wall
Midland, Texas 79701

                     Re: INDEMNIFICATION AND RELATED MATTERS

Ladies and Gentlemen:

     Reference is made to Agreement and Plan of Reorganization, dated February 18, 2005 (the "AGREEMENT"), among Fast Eddie Racing Stables, Inc., a Florida corporation (the "FERS"), Glenn A. Little, an individual ("PRINCIPAL"), Duncan Capital Financial Group, Inc., a Delaware corporation (the "COMPANY"), and FERS Acquisition Corp., a Delaware corporation ("Mergerco"). Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

     In accordance with Section 7.2 of the Agreement, Principal does hereby:

           (i) release FERS from any outstanding liabilities and obligations of any nature that may be due and owing by FERS to Principal with respect to any period prior to the Effective Date, whether for advances or otherwise, other than the Principal Payment Obligation;

          (ii) agree to pay all other outstanding liabilities that were incurred by or on behalf of FERS prior to the Closing (except for the Principal Payment Obligation, as provided for in Section 4.8 of the Agreement),

          (iii) represent and warrant that to his knowledge, there are no other outstanding liabilities of the Company which are not specifically and completely set forth in the financial statements of the Company as of December 31, 2004; and

          (iv) agree to indemnify and hold Company and FERS, and their respective officers and directors (collectively, "Indemnified Parties"), harmless from and against any and all liabilities, obligations, losses, damages and claims which exist, or which may be imposed on, incurred by or asserted against any one or more of the Indemnified Parties, and any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Indemnified Parties in connection with the foregoing based upon, resulting from or arising out of the Delinquent SEC Reports.

     The rights and remedies of the Company and the FERS hereunder shall inure to the benefit of their respective successors and assigns, and are in addition to such other rights and remedies which they may have under the Agreement or otherwise.

     The indemnification obligations of Principal hereunder shall survive for a period of twelve (12) months from the date hereof.


                            PRINCIPAL:

                            /s/ Glenn A. Little
                            -------------------------------
                            Glenn A. Little